Exhibit 10.42

                         MANAGEMENT AND OPTION AGREEMENT

         Management and Option Agreement made as of the 24th day of November, 1998, by and among Retail Entertainment Group, Inc., a New Jersey corporation ("REG") with an address at 945 Brighton Street, Union New Jersey 07083, Candy Candy Acquisition Corporation, a New York corporation ("Candy Corp") with an address at c/o 945 Brighton Street, Union New Jersey 07083 and Hope Associates LLC, a New Jersey Limited Liability company ("Hope") with an address at c/o 945 Brighton Street, Union New Jersey 07083.

         Whereas, REG owns and operates through a subsidiary a number of retail candy stores and would like to purchase certain assets of Jonford Inc. ("Jonford") relating to eight retail candy stores (the "Jonford Stores"), but has not been able to raise the funds to do so and fears that opportunity to do so will not remain unless such acquisition can be done quickly;

         Whereas, Hope is the shareholder of over 60% of the issued and outstanding shares of REG, and is willing to arrange for the purchase of Jonford through Candy Corp, a newly formed subsidiary pursuant to an Agreement of Acquisition dated as of November 24, 1998 between Candy and Jonford (the "Acquisition Agreement") and grant REG the Option to purchase Candy Corp, all as provided below; and

         Whereas, As a condition of the foregoing, Hope wishes to receive an option to purchase shares of REG and REG and Hope wish REG to manage to the Jonford Stores to be acquired by Candy pursuant to the Acquisition Agreement and the store at Grand Central Stations (the "GCS Store") which Candy has agreed to manage pursuant to a Management Agreement dated as of November 24, 1998 between Candy and Jonford (the "GCS Management Agreement")

         Now Therefore, in consideration of the foregoing premises, the parties agree as follows:

                                   ARTICLE 1
                               JONFORD ACQUISITION

         1.1. Hope has formed Candy Corp and Hope agrees to cause Candy Corp. and Candy Corp agrees to enter into Acquisition Agreement. Pursuant to the Acquisition Agreement, Candy Corp agrees to make a down payment of $250,000 and enter into a promissory note (the "Jonford Note"). In order to pay the down payment for Candy Corp and provide necessary working capital, Hope are lending Candy Corp $300,000 (the "Hope Loans")

                                    ARTICLE 2
                              MANAGEMENT OF STORES

         2.1 Services. REG will provide the following services with respect of the Jonford Stores and the GCS Store



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(a)      Management of Jonford Store.  REG will be responsible to manage the day to day operations of the Jonford Stores, merchandise the Jonford Stores, cause to be hired and manage the staff of the Jonford Stores, cause the Jonford Stores to open for business as required, make sure that all bank deposits are deposited into the bank accounts set up by Candy Corp., daily, provide appropriate records to Candy Corp, and maintain a clean store, all according to the provisions of Schedule A hereto, causing bills relating to the operations of the Jonford Stores to be paid from the "Candy Corp Accounts" provided below; and securing for the Jonford Stores such insurance as REG shall deem appropriate and otherwise do such things as to reasonably maximize the profits of the Jonford Stores.

(b) Reporting to Candy Corp. REG will provide Candy Corp. with regular management reports regarding sales, cost of goods sold and other expenses and inventory level. REG will provide Candy Corp. with notice as to employees hired and fired and salary levels.

(c) Employees Candy Corp. shall approve all salary levels, raises, staffing levels and hours and monthly payroll budgets that REG will provide to Candy Corp.. All employees hired to work at the Jonford Stores will be employees of Candy Corp..

(d) Invoices and Expenses. All invoices and expenses related to the Jonford Stores will be made in the name of Candy Corp. (or such designee of Candy Corp. as Candy Corp. may provide in writing) and mailed directly to Jonford by the supplier. All such invoices shall be invoiced under the Candy Corp. name and packing slips must be verified, marked with received dates, and forwarded to Candy Corp.. Candy Corp. shall be responsible to pay all invoices for suppliers to the Jonford Stores.

(e) Bank Account Candy Corp. will set up one or more depository accounts (the Candy Corp. Accounts) in its name for the daily cash deposits of receipts to the Jonford Stores. Candy Corp. agents will be the sole signatories to this account and REG will have no access to these accounts. To the extent that individuals who are officers or REG are also appointed as agents of Candy Corp. for the purposes including the acting as such signatories, it is agreed and understood that when authorizing transactions to or from the Candy Corp. Accounts that they will be acting as agents of and for the benefits of Candy Corp. and not REG. REG will cause all cash at the GCS Store (less amounts needed to start operations the next day) to be deposited into Candy Corp.'s account daily and credit card receipts from the Jonford Store will be automatically deposited into the Candy Corp. Accounts. All correspondence, including monthly bank statement will be directly mailed to Candy Corp., which will promptly cause a copy to be made and sent to REG of all such statements relating to activity at the GCS Store during the term of this Agreement.



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(f)      GCS Store.  REG shall  manage the GCS Store  pursuant  to the terms and conditions of the Management Agreement between Candy Corp and Jonford dated November 24. 1998.

         2.2. Management Fee. As compensation to REG for its services under this Agreement, Candy Corp shall pay REG the following amounts (the "Management Fee"):

            (a) Percentage of Sales Six percent (6%) of "Gross Sales" from the Jonford Stores as defined below; and

            (b) Percentage of Excess Margin fifty percent (50%) of "Excess Margin" of the Jonford Stores as defined below; and

            (c) Percentage of GCS Management Fee. 100% of the Management Fee payable under the GCS Management Agreement; and

            (d) Out-of-Pocket Expense. All out-of-pocket expenses related to Candy Corp. including legal, accounting and travel.

         2.3 Certain Definitions and Calculations As used herein:

            (a) "Gross Sales" shall mean all sales at the Jonford Stores less returns, cash shortages and discounts if any;

            (b) "Excess Margin" shall mean the amount by which "Cost of Goods Sold" for any period on an annualized basis is less than 38% of Gross Sales.

            (c)   "Cost of Goods Sold"  Shall mean  amounts  paid for  inventory
                  sold  in  conformity   with  Generally   Accepted   Accounting
                  Principals on a "First in-First Out" basis;

            (d) Calculation of Gross Sales and Excess Margin" Gross Sales and Excess Margin will be calculated at the end of periods (which will be three months long except for the period ended February 28, 1999 which may be longer or shorter) ending the last day of February, May, August, and November, with respect to the just ended period, except that for the period ended on the last day of November, there shall be an adjustment, if necessary, to ensure that the calculation is accurate for the preceding 12 month period.

         2.3 Payment of Management  Fee. The payment of amount due under 2.2(a),
(b) and (c) shall occur and be due with respect to a three month period as soon after the completion of such period as REG is able to calculate such amounts.

         2.4 Distributions from Management Account. Upon the request of Candy Corp, or without such request, from time to time at REG's discretion, REG shall distribute to Candy Corp, all amounts in the Management Account as are not needed as a reserve against reasonably anticipated expenses of the Jonford Stores.


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      2.5.  Audits.  Candy  Corp  shall be  entitled  to  review or audit at its expense all records reasonably relating to the management of the Jonford Stores and the GCS Store

                                    ARTICLE 3
                                  OPTION TO REG

         REG shall have the right and option (the "Option") from the date hereof until November 30, 2001 to purchase all the outstanding stock (the "Stock") of Candy Corp. The exercise price for the Option shall be equal to (i) the outstanding balance of the Hope Loans and (ii) any additional capital contributions or loans made by Hope to Candy Corp. The Option may be exercised by 30 days written notice by REG to Candy Corp. At the closing of the exercise of the Option Candy Corp shall deliver a certificate for the Stock duly endorsed for transfer, and REG shall deliver a bank check for the cash portion of the purchase price and an assumption agreement, reasonably satisfactory in form and substance to Candy Corp, of the remaining payments of Candy Corp under its Note to Jonford.

                                    ARTICLE 4
                                 OPTION TO HOPE

         In consideration of all of the foregoing, REG hereby grants Hope an option to purchase 500,000 shares of REG common stock for $1.25 per share. Such option may be transferred by Hope to its members or other parties and may be exercisable until November 30, 2002.

                                   SECTION 6.
                                 MISCELLANEOUS.

         6.1 Entire Agreement. This Agreement, the Exhibits, and the Schedules, contain all of the terms and conditions agreed upon by the parties with reference to the subject matter and supersede any and all previous agreements, representations, and communications between the parties, whether written or oral. This Agreement, including its Exhibits and Schedules, may not be modified or changed except by written instrument signed by all of the parties, or their respective successors or assigns.

         6.2 Assignment. This Agreement shall not be assigned or assignable by any party, except as provided above without the express written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

         6.3 Captions. All section, schedule, and exhibit headings are inserted for the convenience of the parties and shall not be used in any way to modify, limit, construe, or otherwise affect this Agreement.

         6.4 Counterparts; Facsimile Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and which together



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shall constitute one and the same instrument.  Facsimile  signatures shall be of the same legal effect as if signed originally.

         6.5 Waiver.  Each of the parties  may, by written  notice to the other,
(i) extend the time for the performance of any of the obligations or other actions of the other party; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any other covenants of the other party contained in this Agreement; or (v) waive, in whole or in part, performance of any of the obligations of the other party. No action taken pursuant to this Agreement, including, but not limited to, the consummation of the Closing or any knowledge of or investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, possessing such knowledge, or performing such investigation or compliance with the representations, warranties, covenants, and agreements contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or similar breach.

         6.6 Controlling Law. This Agreement has been entered into the State of New York and shall be governed by and construed and enforced in accordance with the laws of New Jersey.

         6.7 Gender. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include the feminine and the neuter, references to the neuter shall be deemed to include the masculine and the feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

         6.8 Further Assurances. Each of the parties shall use all reasonable efforts to bring about the transactions contemplated by this Agreement as soon as practicable, including the execution and delivery of all instruments, assignments, and assurances, and shall take or cause to be taken such reasonable further or other actions necessary or desirable in order to carry out the intent and purposes of this Agreement.

         6.9 Attorneys' Fees. In the event a lawsuit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover such party's costs of suit and reasonable attorney's fees, through all appeals.

         6.10 References to Agreement. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular section, article, provision, annex, exhibit, schedule, or paragraph unless so required by the context.

         6.11 Notices. Any notice, request, demand, or communication required or permitted to be given to any provision of this Agreement shall be deemed to have been delivered, given, and received for all purposes if written and (i) if delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery or (ii) if



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directed by  registered  or certified  United  States mail,  postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.

         If to REG: to the address provided above with a copy t

                                    :       Paul A Share, Esq.
                                            317 Madison Ave.-Suite 1421
                                            New York, NY 10017

         If to Hope or Candy Corp to the address provided above with a copy to:

                                            Michael Michaelson

                                            ----------------
                                            ________New Jersey

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.

          6.12 Venue. Any litigation arising hereunder shall be instituted only in New York County New York, the place where this Agreement was executed. All parties agree that venue shall be proper in that county for all such legal or equitable proceedings.

         6.13 Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, and/or provision. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         6.14 Rights in Third Parties. Except as otherwise specifically provided, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, form, or corporation, other than the parties and their respective stockholders or shareholders, any rights or remedies under or be reason of this Agreement.

         6.15 Expenses. Each party shall pay its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      Candy Candy Acquisition Corporation

___________________________           By: __________________________
Witness                                      Michael Michaelson, President

                                      Retail Entertainment Group, Inc.


                                      -6-
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___________________________           By:   /s/ Jack Fitzgerald             .
                                          -----------------------------------
Witness                                      Jack Fitzgerald, President

                                      Hope Associates, LLC

___________________________           By:    /s/ Michael Michaelson   .
                                         ------------------------------
Witness                                      Michael Michaelson


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